News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Completes Acquisition of Louisiana Welding Supply Company

Adds $1 Million in Annualized Sales

TAMPA, FL – October 29, 2018 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the completion of an acquisition of an independent industrial gas and welding supply distributor based in Shreveport, Louisiana. This transaction, priced at $1.5 million, paid in cash at closing, expands the Company’s geographic footprint in the northern Louisiana market along a significant industrial corridor, with strong exposure to the oil and gas production and refining markets. This acquisition will also include the Company’s first expansion into the medical gas business.

“This acquisition gives us meaningful economies of scale in a very attractive market,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “Shreveport is an extremely strong market for industrial gases, particularly metal cutting fuels, that support the oil and gas industry. We are excited to combine the scale of our Green Arc location with our newly added team and begin driving improved profitability in a growing market.”

“This acquisition is expected to increase our monthly sales by about $80,000,” commented Scott Mahoney, Chief Financial Officer of MagneGas. “We are now expecting to consistently generate close to $1.1 million per month in sales. We also expect this acquisition to play a key role in improving the profitability of our Louisiana operations as we consolidate our operations and realize meaningful synergies.”

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc and Paris Oxygen have 3 locations in Texas, Green Arc and Latex have two locations in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.